CAPITAL CITY BANK GROUP, INC.
        401(k) PLAN

Exhibit 23.1                                 Consent of Crowe Chizek and Company LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-36693 on Form  S-8 of Capital City Bank Group, Inc. of our report dated June 27, 2007 appearing in this Annual Report on Form 11-K of Capital City Bank Group, Inc. 401(k) Plan for the year ended December 31, 2006.

                                Crowe Chizek and Company LLC

Fort Lauderdale, Florida
June 29, 2007